UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 01, 2018 (January 27, 2018)

VinCompass Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

795 Folsom Street, 1st Floor, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-817-9955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

VINCOMPASS CORP.

Form 8-K

Current Report

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 26, 2018, the Company received a resignation letter from our auditors, Malone Bailey. As part of the fund raising process, the company began reviewing our needs and fit with our partners as well as assessing all costs for the next year planning in December. The review of Accounting and Legal cost increasing escalated the assessment. While Malone Bailey is a very large firm and one of the top firms serving the OTC Markets, during the review, based solely on fit and financial considerations we are changing Auditors and accepted Malone Bailey’s resignation. There were no disputes with the Company’s prior Audits or Reviews completed by them. We are continuing on the Auditor transition and expect the announcement in the near future. We will have the new Auditors before the Audited Statements and Report for the year end and upcoming 10K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCOMPASS CORP.

Date: February 01, 2018	By:	/s/ Peter Lachapelle
Peter Lachapelle
Chief Executive Officer & Director